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                                                                EXHIBIT 10.16 TO
                                                          REGISTRATION STATEMENT
                                                                     ON FORM S-4

                          CORAM HEALTHCARE CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

I. PURPOSE

     The Coram Healthcare Corporation Employee Stock Purchase Plan (the "Plan") is intended to provide eligible employees of the Corporation and one or more of its Corporate Affiliates with the opportunity to acquire a proprietary interest in the Corporation through participation in a plan designed to qualify as an employee stock purchase plan under Section 423 of the Code.

II. DEFINITIONS

     For purposes of administration of the Plan, the following terms shall have the meanings indicated:

     BASE SALARY means the regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in the Plan, plus any pre-tax contributions made by the Participant to any Code
Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. The following items of compensation shall NOT be included in Base
Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code
Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Corporation or one or more Corporate Affiliates under any employee benefit or welfare plan now or hereafter established.

     BOARD means the Board of Directors of the Corporation.

     CODE means the Internal Revenue Code of 1986, as amended from time to time.

     COMMON STOCK means shares of the Corporation's common stock, par value $0.001 per share.

     CORPORATION means Coram Healthcare Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Coram Healthcare Corporation which shall by appropriate action adopt the Plan.

     CORPORATE AFFILIATE means any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), including any parent or subsidiary corporation which becomes such after the Effective Date.

     EFFECTIVE DATE means the first day of the initial offering period under the
Plan, which is scheduled to commence on                1, 1994. However, for any
Corporate Affiliate which becomes a Participating Corporation in the Plan after the first day of the initial offering period, a subsequent Effective Date shall be designated with respect to participation by its Eligible Employees.

     ELIGIBLE EMPLOYEE means any person who is regularly scheduled to work more than twenty (20) hours per week for more than five (5) months per calendar year in the employ of the Corporation or any other Participating Corporation for earnings considered wages under Code Section 3401(a). However, no officers of the Corporation or any Corporate Affiliate shall be eligible to participate in the Plan.

     ENTRY DATE means the date an Eligible Employee first joins the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Date.

     FAIR MARKET VALUE means the fair market value per share of Common Stock on any date in question under the Plan and shall be equal to the closing selling price per share of Common Stock on such date, as officially quoted on the principal securities exchange on which the Common Stock is at the time listed for

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trading. If there are no sales of Common Stock on the date in question, then the closing selling price for the Common Stock on the next preceding day for which such closing selling price is quoted shall be determinative of Fair Market
Value.

     PARTICIPANT means any Eligible Employee who is actively participating in the Plan.

     PARTICIPATING CORPORATION means the Corporation and such Corporate Affiliate or Affiliates as may be designated from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations, as of the Effective Date, are listed in attached Schedule A.

     PLAN ADMINISTRATOR shall have the meaning given such term in Article III.

     QUARTERLY ENTRY DATE means the first business day of each calendar quarter within an offering period in effect under the Plan. The earliest Quarterly Entry Date under the Plan shall be July 1, 1994.

     QUARTERLY PURCHASE DATE means the last business day of each calendar quarter on which shares of Common Stock are to be automatically purchased for Participants under the Plan. The earliest Quarterly Purchase Date under the Plan shall be June 30, 1994.

III.  ADMINISTRATION

     The Plan shall be administered by a committee (the "Plan Administrator") comprised of two (2) or more non-employee Board members appointed from time to time by the Board. The Plan Administrator shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code
Section 423. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan.

IV.  OFFERING PERIODS

     A. Shares of Common Stock shall be made available for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with the provisions of Subsection I of Article VII, Subsection B of
Article IX or Subsection B of Article X.

     B. Each offering period shall have a maximum duration of twenty-four (24) months. The duration of each offering period shall be designated by the Plan Administrator prior to the start date. However, the initial offering period
shall run from             1, 1994 to the last business day in December 1995.
The next offering period shall commence on the first business day in January 1996, and subsequent offering periods shall commence as designated by the Plan Administrator.

     C. The Participant shall be granted a separate purchase right for each offering period in which he/she participates. The purchase right shall be granted on the Entry Date on which such individual first joins the offering period in effect under the Plan and shall be automatically exercised at quarterly intervals on each Quarterly Purchase Date while that purchase right remains outstanding.

     D. The Participant's acquisition of Common Stock under the Plan on any Quarterly Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Quarterly Purchase Date, whether within the same or a different offering period.

V.  ELIGIBILITY AND PARTICIPATION

     A. Each Eligible Employee shall be eligible to participate in the Plan in accordance with the following provisions:

     An individual who is an Eligible Employee on the start date of any offering period under the Plan shall be eligible to commence participation in that offering period on such start date. That start date shall become such individual's Entry Date for the offering period, and on that date such individual shall be granted his/her

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purchase right for the offering period. Should any such Eligible Employee not enter the offering period on the start date, then he/she may not subsequently join that particular offering period on any later date.

     An individual who first becomes an Eligible Employee after the start date of any offering period under the Plan may enter that offering period on the first Quarterly Entry Date on which he/she is an Eligible Employee. Such Quarterly Entry Date shall become such individual's Entry Date for the offering period, and on that date such individual shall be granted his/her purchase right for the offering period. Should such an Eligible Employee not enter the offering period on the first Quarterly Entry Date on which he/she is eligible to join the offering period, then he/she may not subsequently join that particular offering period on any later date.

     B. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before his/her scheduled Entry Date.

     C. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each calendar quarter within the offering period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect for the remainder of the offering period and for subsequent offering periods, except to the extent such rate is changed in accordance with the following guidelines:

     The Participant may, at any time during a calendar quarter, reduce his/her rate of payroll deduction. Such reduction shall become effective as soon as possible after filing of the requisite reduction form with the Plan Administrator (or its designate), but the Participant may not effect more than one such reduction during a calendar quarter.

     The Participant may, prior to the commencement of any calendar quarter within the offering period, increase the rate of his/her payroll deduction by filing the appropriate form with the Plan Administrator (or its designate). The new rate (which may not exceed the ten percent (10%) maximum) shall become effective as of the first day of the first calendar quarter following the filing of such form.

     Payroll deductions will automatically cease upon the termination of the Participant's purchase right in accordance with the applicable provisions of
Article VII below.

VI.  STOCK SUBJECT TO PLAN

     A. The Common Stock purchasable under the Plan shall, solely in the discretion of the Plan Administrator, be made available from either authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Corporation, including shares of Common Stock purchased on the open market. The total number of shares which may be issued over the term of the Plan shall not exceed 300,000 shares (subject to adjustment under Section VI.B below).

     B. In the event any change is made to the outstanding Common Stock by reason of any stock dividend, stock split, combination of shares or other change affecting such outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of securities issuable over the term of the Plan, (ii) the class and maximum number of securities purchasable per Participant on any Quarterly Purchase Date and (iii) the class and number of securities and the price per share in effect under each purchase right at the time outstanding under the Plan. Such adjustments shall be designed to preclude the dilution or enlargement of the rights and benefits of Participants under the Plan.

VII.  PURCHASE RIGHTS

     An Eligible Employee who participates in the Plan for a particular offering period shall have the right to purchase shares of Common Stock, at successive quarterly intervals during such offering period, upon the

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terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

     A. PURCHASE PRICE. Common Stock shall be issuable on each Quarterly Purchase Date within the offering period at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share on the Participant's Entry Date or (ii) the Fair Market Value per share on the Quarterly Purchase Date. However, for each Participant whose Entry Date is other than the start date of the offering period, the clause (i) amount shall in no event be less than the Fair Market Value per share on the start date of that offering period.

     B. NUMBER OF PURCHASABLE SHARES. The number of shares purchasable per Participant on each Quarterly Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the calendar quarter ending with such Quarterly Purchase Date by the purchase price in effect for that Quarterly Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any Quarterly Purchase Date shall not exceed One Hundred
(100) shares, subject to periodic adjustment under Section VI.B.

     Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any of its Corporate Affiliates.

     C. PAYMENT. Payment for the Common Stock purchased under the Plan shall be effected by means of the Participant's authorized payroll deductions. Such deductions shall begin on the first pay day following the Participant's Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the offering period. The amounts so collected shall be credited to the Participant's individual account upon the Corporation's books, but no interest shall be paid on the outstanding balance credited to such book account. The amounts collected from a Participant will not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

     D. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

          - A Participant may, at any time prior to the next Quarterly Purchase Date, terminate his/her outstanding purchase right under the Plan by filing the prescribed notification form with the Plan Administrator (or its designate). No further payroll deductions shall be collected from the Participant with respect to the terminated purchase right, and any payroll deductions collected for the calendar quarter in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the Quarterly Purchase Date immediately following such termination. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

          - The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of a new purchase agreement and payroll deduction authorization) on or before the date he/she is first eligible to join the new offering period.

          - If the Participant ceases to remain an Eligible Employee for any reason (including death, disability or change in status) while his/her purchase right remains outstanding, then that purchase right shall immediately terminate, and the payroll deductions made to date by that Participant in the calendar quarter during which such cessation of Eligible Employee status occurs shall be refunded as soon as possible.

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     E.  STOCK PURCHASE. Shares of Common Stock shall automatically be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions above) on each Quarterly Purchase Date. The purchase shall be effected by applying each Participant's payroll deductions for the calendar quarter ending on such Quarterly Purchase Date (together with any carryover deductions from the preceding calendar quarter) to the purchase of whole shares of Common Stock (subject to the limitation on the maximum number of purchasable shares set forth above) at the purchase price in effect for that Quarterly Purchase Date. Any payroll deductions not applied to such purchase because they are not sufficient to purchase a whole share shall be held for the purchase of Common Stock on the next Quarterly Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Quarterly Purchase Date shall be promptly refunded to the Participant.

     F. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded to such Participant.

     G. RIGHTS AS STOCKHOLDER. A Participant shall have no stockholder rights with respect to the shares subject to his/her outstanding purchase right until the shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

     A Participant shall be entitled to receive, as soon as practicable after each Quarterly Purchase Date, a stock certificate for the number of shares purchased on the Participant's behalf. Such certificate may, upon the Participant's request, be issued in the names of the Participant and his/her spouse as community property or as joint tenants with right of survivorship. Alternatively, the Participant may request the issuance of such certificate in "street name" for immediate deposit in a designated brokerage account.

     H. ASSIGNABILITY. No purchase right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the Participant's death, and during the Participant's lifetime the purchase right shall be exercisable only by the Participant.

     I. CORPORATE TRANSACTION. Should any of the following transactions (a "Corporate Transaction") occur during the offering period:

          - a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated,

          - the sale, transfer or other disposition of all or substantially all of the assets of the Corporation (including the capital stock of the Corporation's subsidiary corporations) in complete liquidation or dissolution of the Corporation, or

          - any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

then all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to the consummation of such Change in Ownership by applying the payroll deductions of each Participant for the calendar quarter in which such Change in Ownership occurs to the purchase of whole shares of Common Stock at eighty-five percent (85%) of the lower of (i) the Fair Market Value per share on the Participant's Entry Date into the offering period in which such Change in Ownership occurs or (ii) the Fair Market Value per share immediately prior to the consummation of such Change in Ownership. However, the applicable share limitations of Articles VII and VIII shall continue to apply to any such purchase, and the clause

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(i) amount above shall not, for any Participant whose Entry Date for the offering period is other than the start date of that offering period, be less than the Fair Market Value per share of Common Stock on such start date. The Corporation shall use its best efforts to provide at least ten (10)-days advance written notice of the occurrence of any such Change in Ownership, and the Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights in accordance with the applicable provisions of this Article VII.

     A similar automatic exercise of outstanding purchase rights will occur should the Corporation dispose of its equity holdings in one or more of its operating subsidiaries by a merger or consolidation involving that subsidiary, a sale of substantially all of the assets of that subsidiary or the Corporation's sale of substantially all of the outstanding capital stock of such subsidiary, but only the purchase rights of the Participants in the employ of the subsidiary involved in such disposition shall be so exercised.

VIII.  ACCRUAL LIMITATIONS

     A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (I) rights to purchase Common Stock accrued under any other purchase right outstanding under this Plan and (II) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or its Corporate Affiliates, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the grant date or dates of such purchase rights) for each calendar year such rights are at any time outstanding.

     B. For purposes of applying such accrual limitations, the right to acquire Common Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows:

          (i) The right to acquire Common Stock under such purchase right shall accrue in a series of successive quarterly installments as and when the purchase right first becomes exercisable for each such installment on the last business day of each calendar quarter for which that purchase right remains outstanding.

          (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to $25,000 worth of Common Stock (determined on the basis of the Fair Market Value of the Common Stock on the date or dates of grant) for each calendar year during which one or more of those purchase rights were at any time outstanding.

          (iii) If by reason of such limitations, any purchase right does not accrue for a particular calendar quarter, then the payroll deductions which the Participant made during that calendar quarter with respect to such purchase right shall be promptly refunded.

     C.  In the event there is any conflict between the provisions of this
Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

IX.  AMENDMENT AND TERMINATION

     A. The Board may alter, amend, suspend or discontinue the Plan for one or more groups of Participants following any Quarterly Purchase Date. However, the Board may not, without the approval of the Corporation's stockholders:

          - materially increase the number of shares issuable under the Plan or the maximum number of shares purchasable per Participant on any one Quarterly Purchase Date, except that the Plan Administrator shall have the authority, exercisable without such stockholder approval, to effect adjustments to the extent necessary to reflect changes in the Corporation's capital structure pursuant to Subsection B of Article VI;

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          - alter the purchase price formula so as to reduce the purchase price payable for the shares issuable under the Plan; or

          - materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

     B. The Corporation shall have the right, exercisable in the sole discretion of the Plan Administrator, to terminate all outstanding purchase rights under the Plan immediately following any Quarterly Purchase Date. Should the Corporation elect to exercise such right, then the Plan shall terminate in its entirety. No further purchase rights shall thereafter be granted or exercised, and no further payroll deductions shall thereafter be collected, under the Plan.

X.  GENERAL PROVISIONS

     A. The Plan shall become effective on the designated Effective Date, provided that no offering period shall commence, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the stockholders of Curaflex Health Services, Inc., a Delaware corporation, HealthInfusion, Inc., a Florida corporation, Medisys, Inc., a Delaware corporation, and T2 Medical, Inc., a Delaware corporation, at the special
stockholders meeting to be separately held by each such corporation on April   ,
1994 and (ii) the Corporation shall have complied with all applicable requirements of the Securities Act of 1933, as amended, all applicable listing requirements of any securities exchange on which shares of the Common Stock are listed and all other applicable legal and regulatory requirements. In the event such stockholder approval is not obtained or such compliance of the Corporation is not effected within twelve (12) months after the Effective Date, then the Plan shall not be implemented.

     B. The Plan shall terminate upon the earlier of (i) the last business day in December 2003 or (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan.

     C. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

     D. Neither the action of the Corporation in establishing the Plan, nor any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Corporation or any of its Corporate Affiliates for any period of specific duration, and such person's employment may be terminated at any time, with or without cause.

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